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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the registration statements of Venture Seismic Ltd. (the "Company") on Form S-8 (File No. 333-38487) and the post-effective amendment No. 2 on Form S-3 to the Company's Registration Statement on Form SB-2 (File No. 33-97132) and related prospectus of the Company, of our report dated December 17, 1997 with respect to the audits of the financial statements of Venture Seismic Ltd. as of September 30, 1997 and 1996 and for each of the years in the three year period ended September 30, 1997, which report is included in the Annual Report on Form 10-KSB of the Company for the fiscal year ended September 30, 1997.

Calgary, Alberta                                               /s/ ERNST & YOUNG
December 23, 1997                                          Chartered Accountants